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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement of The Diversified Investors Funds Group II on Form N-1A of our reports dated February 21, 2006, relating to the financial statements and financial highlights of The Diversified Institutional Funds Group, The Diversified Institutional Strategic Allocation Funds and Diversified Investors Portfolios, and our report dated February 16, 2006, relating to the financial statements and financial highlights of S&P 500 Index Master Portfolio, which appear in the 2005 Annual Report of The Diversified Institutional Funds Group and The Diversified Institutional Strategic Allocation Funds. We also consent to the incorporation by reference of our reports dated February 21, 2006 relating to the financial statements and financial highlights of The Diversified Investors Funds Group and The Diversified Investors Strategic Allocation Funds, which appear in the 2005 Annual Report of The Diversified Investors Funds Group and The Diversified Investors Strategic Allocation Funds. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.




PricewaterhouseCoopers LLP

New York, New York
April 27, 2006